UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
January 17, 2023

TABOOLA.COM LTD.
(Exact name of registrant as specified in its charter)

Israel	001-40566	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

16 Madison Square West
7th Floor
New York, NY 10010
(Address of principal executive offices, including zip code)

212-206-7663
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, no par value	TBLA	The Nasdaq Global Market
Warrants to purchase ordinary shares	TBLAW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Background

As previously disclosed in the Current Report on Form 6-K furnished to the Securities Exchange Commission on November 28, 2022, Taboola.com Ltd., a company organized under the laws of the State of Israel (the “Company”) entered into a 30-year commercial agreement with Yahoo Inc. pursuant to which the Company will power native advertising across all of Yahoo Inc.’s digital properties, expanding the Company’s native advertising offering.  In connection with this partnership and the closing of related agreements on January 17, 2023 (the “Closing”), the Yahoo Parties (defined below) received an aggregate 24.99% of the outstanding equity of the Company on a combined post-transaction basis, as well as one representative on the Company’s Board of Directors (the “Board”) (collectively, the “Transaction”).

Omnibus Agreement

Pursuant to the Omnibus Agreement, dated as of November 28, 2022 (the “Omnibus Agreement”), by and among the Company, College Top Holdings, Inc., a Delaware corporation (“College Top Holdings”), and Yahoo AdTech JV, LLC, a Delaware limited liability company (“Yahoo Adtech”, and together with College Top Holdings and any permitted assignee thereof, the “Yahoo Parties”), at the Closing, the Company issued to College Top Holdings, (i) 39,525,691 ordinary shares of the Company (the “Primary Issuance Company Ordinary Shares”) and (ii) 45,198,702 non-voting ordinary shares of the Company, with no par value (“Primary Issuance Non-Voting Ordinary Shares”). The shares being issued to College Top Holdings will be deposited into an escrow account and be released upon satisfaction of certain conditions related to Israeli tax matters. Together, the Primary Issuance Company Ordinary Shares and the Primary Issuance Company Non-Voting Ordinary Shares represent in the aggregate 24.99% of the issued and outstanding Company Ordinary Shares as of immediately after the Closing. The Primary Issuance Company Ordinary Shares represent approximately 13.5% of the total voting power of the issued and outstanding voting ordinary shares of the Company as of immediately after the Closing.

The Omnibus Agreement also contains customary representations, warranties, covenants and conditions. The representations, warranties and pre-Closing covenants do not survive the Closing.

The Yahoo Parties have exercised their right under the Omnibus Agreement to designate a director to be nominated to serve on the Company’s Board (the “Yahoo Director”) as further described below.

The description of the Omnibus Agreement does not purport to be complete and is qualified in its entirety by such agreement, which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 1.01.	Entry into a Material Definitive Agreement

Investor Rights Agreement

In connection with the Closing under the Omnibus Agreement, the Company and College Top Holdings entered into an Investor Rights Agreement (the “Investor Rights Agreement”), under which, inter alia, the Yahoo Parties are entitled, in certain circumstances, to cause the Company to register its ordinary shares for resale under the Securities Act of 1933, as amended. If there is no Yahoo Director serving on the Board and at such time the Yahoo Parties beneficially own in the aggregate at least thirty percent (30%) of the Primary Issuance Company Ordinary Shares and Primary Issuance Company Non-Voting Ordinary Shares issued at the Closing, the Yahoo Parties will be entitled to appoint a representative as a non-voting observer of the Board (the “Yahoo Observer”). In addition, the Investor Rights Agreement allows for a Yahoo Director or Yahoo Observer to share non-public information of the Company received by them with other individuals associated with the Yahoo Parties who have a need to know such information for specified purposes.

The Investor Rights Agreement also contains restrictions on the transfer of the Primary Issuance Company Ordinary Shares and the Primary Issuance Company Non-Voting Ordinary Shares issued to the Yahoo Parties at the Closing during the twelve-month period thereafter. During such period, the Yahoo Parties may not transfer the Primary Issuance Company Ordinary Shares and the Primary Issuance Company Non-Voting Ordinary Shares issued to the Yahoo Parties except for certain customary permitted transfers such as (i) to affiliates, (ii) in respect of a merger, tender offer or other similar transaction that is recommended by the Board and involves all other shareholders of the Company exchanging their securities, (iii) with respect to bankruptcy or insolvency by the Company and (iv) with respect to certain permitted financing arrangements.  The Investor Rights Agreement further restricts the Yahoo Parties from certain transfers even after the expiration of the twelve-month period, including transfers to certain competitors and transfers resulting in an owner of more than 10% of the Company’s outstanding ordinary shares. The Yahoo Parties are also restricted from acquiring securities of the Company and from taking other actions which seek to control or influence the management or the policies of the Company, for certain time periods specified therein.

The Investor Rights Agreement also contains a waiver by the Company of the right to be offered an opportunity to participate in any business opportunity which may be a corporate or business opportunity for any of the Yahoo Parties or any Yahoo Director. More so, under the Investor Rights Agreement, upon a Yahoo Party’s request, the Company must provide cooperation in connection with a Yahoo Party obtaining a financing arrangement for which the Company’s securities serve as collateral, including by entering into agreements with third parties in connection with the financing arrangement, removing restrictive legends on the Company’s ordinary shares and any other reasonable cooperation or assistance requested by the Yahoo Parties, provided that such cooperation will not unreasonably disrupt the operation of the Company’s business. The Investor Rights Agreement also contains customary representations, warranties and covenants.

The Investor Rights Agreement also includes certain customary demand, “piggy-back” and shelf registration rights with respect to the Company Ordinary Shares issued to the Yahoo Parties or thereafter acquired by the Yahoo Parties.

The description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by such agreement, which is filed as Exhibit 10.2 to this report and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

The information set forth under the heading “Background” is incorporated herein by reference. As noted above, at the Closing, the Company issued to College Top Holdings, 39,525,691 Primary Issuance Company Ordinary Shares and (ii) 45,198,702 Primary Issuance Company Non-Voting Ordinary Shares.

The Primary Issuance Company Non-Voting Ordinary Shares are not entitled to vote on or receive notices with respect to any matter pursuant to our articles of association and are not entitled to vote or to be counted for purposes of determining whether any vote required under the articles has been approved by the requisite percentage of voting securities or to be counted towards any quorum required pursuant to the articles. Except with respect to the voting rights and to the rights to receive notice of meetings of the shareholders, the Non-Voting Ordinary Shares will have rights identical to the rights of ordinary shares.

Immediately prior to, and as a condition to the subsequent transfer of any Primary Issuance Company Non-Voting Ordinary Shares by College Top Holdings or the holder thereof to a non-affiliated person or entity, each such Primary Issuance Company Non-Voting Ordinary Shares will be converted, without payment of any additional consideration, into one (1) fully-paid and non-assessable ordinary share of the Company.

The issuance of the Primary Issuance Company Ordinary Shares and the Primary Issuance Company Non-Voting Ordinary Shares to College Top Holdings at Closing was made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) contained in Section 4(a)(2) thereof.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Officer Bonuses

In connection with the Transaction, the Compensation Committee and the Board approved cash bonuses payable at Closing and separate performance-based cash bonuses (the “Performance Bonuses”) to the Company’s executive officers named below.  The Performance Bonuses are based on a full-year 2024 target for the Company’s adjusted free cash flow per-share (the “Target”). The Performance Bonuses are not payable if the Company achieves less than 75% of the Target. If the Company meets or exceeds 75% of the Target, the Performance Bonus is payable at the same percentage as the Target achievement up to 100% of the target and an accelerated rate of 125% of the achievement above 100%, subject to a cap of 150%.

Mr. Singolda’s cash bonus is $400,000. Mr. Singolda will be paid a $2,800,000 Performance Bonus if 100% of Target is achieved. Mr. Singolda’s cash bonus and Performance Bonus are subject to shareholder approval which is expected to be requested at the Company’s 2023 Annual General Meeting of Shareholders (the “Annual Meeting”).  Mr. Maniv will receive a cash bonus of $400,000 at Closing. Mr. Maniv will be paid a $2,050,000 Performance Bonus if 100% of Target is achieved. Mr. Maniv’s Performance Bonus is subject to shareholder approval at the Annual Meeting. Mr. Walker will receive a cash bonus of $400,000 at Closing. Mr. Walker will be paid a $1,900,000 Performance Bonus if 100% of Target is achieved. Mr. Walker’s Performance Bonus is subject to shareholder approval at the Annual Meeting. Mr. Golan will be paid a $800,000 Performance Bonus if 100% of Target is achieved.

Appointment of Monica Mijaleski to the Board of Directors

On January 17, 2023, the Board expanded the size of the full Board from 8 to 9 positions and appointed Monica Mijaleski as a director of the Company to fill the newly created vacancy. Ms. Mijaleski will serve as a Class III director, with an initial term expiring at the Company’s 2024 Annual General Meeting of Shareholders. Ms. Mijaleski’s appointment to the Board is being made pursuant to Section 5.12 of the Omnibus Agreement entitling the Yahoo Parties to designate a representative to be nominated to serve on the Board effective as of the Closing.

Ms. Mijaleski will be entitled to receive non-employee director compensation under terms consistent with those previously disclosed in Taboola’s Annual Report on Form 20-F for the fiscal year ended December 31, 2021 (the “Annual Report”). Ms. Mijaleski will be entitled to enter into an indemnification agreement with the Company consistent with the forms of indemnification agreement entered into by the Company’s other non-employee directors and previously disclosed in Exhibit 4.4 to the Annual Report.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

In connection with the Transaction and following approval by the Company’s shareholders, the articles of association of the Company were amended and restated in their entirety. A copy of the 12th Amended and Restated Articles of Association of the Company is filed as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

A copy of the Company’s press release dated January 17, 2023 announcing the Closing is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits
Exhibit Number	Description of Document
3.1	12th Amended and Restated Articles of Association of Taboola.com Ltd.
10.1	Omnibus Agreement, dated as of November 28, 2022, by and among Taboola.com Ltd., College Top Holdings, Inc., and Yahoo AdTech JV, LLC*
10.2	Investor Rights Agreement, dated as of January 17, 2023 by and between Taboola.com Ltd. and College Top Holdings, Inc.*
99.1	Press release, dated January 17, 2023
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL

* Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided on a supplemental basis to the Securities and Exchange Commission upon request. In addition, certain portions of the exhibit have been redacted pursuant to Item 601(a)(6) of Regulation S-K. The Company hereby undertakes to furnish supplementally an unredacted copy of the exhibit upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TABOOLA.COM LTD.

	By:	/s/ Stephen Walker
		Name:	Stephen Walker
		Title:	Chief Financial Officer

Date: January 17, 2023